UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 14, 2007

The First Marblehead Corporation

(Exact name of registrant as specified in charter)

Delaware	001-31825	04-3295311
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The Prudential Tower
800 Boylston Street, 34th Floor
Boston, Massachusetts		02199-8157
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (800) 895-4283

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Compensatory Arrangements of Certain Officers

On August 14, 2007, the compensation committee (the “Compensation Committee”) of the board of directors (the “Board”) of The First Marblehead Corporation (the “Corporation”):

•                  approved new annual base salaries for the Corporation’s executive officers, effective beginning September 1, 2007; and

•                  granted restricted stock units (“RSUs”) to such officers.

In addition, the Section 162(m) subcommittee (the “Subcommittee”) of the Compensation Committee on August 14, 2007:

•                  approved the payout of annual incentive awards under the Corporation’s executive incentive compensation plan (the “Incentive Plan”) for the fiscal year ended June 30, 2007 (“Fiscal 2007”);

•                  designated certain classes of employees as “covered employees” under the Incentive Plan for the fiscal year ending June 30, 2008 (“Fiscal 2008”); and

•                  determined maximum incentive pool allocations for covered employees for Fiscal 2008.

Named Executive Officer Compensation

The following table sets forth, with respect to each of the Corporation’s “named executive officers” (as defined by Item 402(a)(3) of Regulation S-K), the annual base salary for Fiscal 2008, the annual incentive award for Fiscal 2007 and RSUs granted on August 14, 2007:

		Fiscal 2007
Named Executive	Fiscal 2008	Annual Incentive	Restricted Stock Units
Officer	Salary	Award	Annual Grant	Performance-Based

Jack L. Kopnisky	$1,000,000	$2,500,000	12,500	12,500
Peter B. Tarr	1,000,000	2,500,000	12,500	12,500
John A. Hupalo	550,000	1,000,000	9,000	9,000
Anne P. Bowen	450,000	525,000	6,000	6,000
Andrew J. Hawley	440,000	525,000	6,000	6,000

Fiscal 2007 Annual Incentive Awards.  Within the first 90 days of Fiscal 2007, the Subcommittee selected the key employees eligible to receive annual incentive awards under the Incentive Plan for Fiscal 2007 and allocated a maximum incentive pool percentage under the Incentive Plan to each such employee.  The incentive pool under the Incentive Plan for Fiscal 2007 was keyed to the Corporation’s income from operations for Fiscal 2007.  In making annual incentive awards for Fiscal 2007, the Subcommittee had discretion to adjust the previous incentive pool allocations downward but not upward and exercised its discretion to lower the incentive pool allocations downward.  Annual incentive awards are intended to qualify as “performance-based” compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”).  The Subcommittee is composed entirely of “outside directors” within the meaning of Section 162(m).

RSU Grants.  The Compensation Committee granted each Named Executive Officer an annual RSU award as well as a performance-based RSU award.  In each case, the RSUs were granted under the Corporation’s 2003 stock incentive plan and represent a contingent right to receive one share of the Corporation’s common stock upon vesting.  The annual RSU awards vest at a rate of one-fourth of the original number of shares covered thereby on each of the second, third, fourth and fifth anniversaries of the date of grant.  The performance-based RSU awards vest on June 30, 2011 (the “Vesting Date”) with respect to all or a portion of the shares covered thereby depending on the achievement of specified revenue and/or earnings targets for Fiscal 2008. The restricted stock units will vest on the Vesting Date as to: (i) 50% of the shares covered thereby if the revenue target alone is achieved, (ii) 50% of the shares covered thereby if the earnings target alone is achieved and (iii) between 50% and 100% of the shares covered thereby if graduated revenue and earnings targets are both achieved.  The foregoing summary of terms of the performance-based RSU awards is subject to, and qualified in its entirety by, the form of performance-based restricted stock unit agreement, which is attached to this current report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Incentive Pool Allocation for Fiscal 2008.  The incentive pool for Fiscal 2008 will be five percent of the Corporation’s income from operations for Fiscal 2008.  Each employee holding a title set forth below as of  June 30, 2008 will be eligible to receive an annual incentive award, in each case up to the percentage of the incentive pool set forth opposite his or her respective class below:

Title	Maximum Percentage

Chief Executive Officer	20%
Chairman	20%
Senior Executive Vice President	15%
Executive Vice President (other than Senior Executive Vice President)	45%

The share of the incentive pool for Fiscal 2008  to be received by any individual Executive Vice President (other than the Senior Executive Vice President) will not exceed 6.42 percent, and such percentage will be automatically adjusted downward, pro rata based on the number of employees in such class holding such title at June 30, 2008, if such number of employees exceeds seven.

The incentive pool allocations above represent the maximum potential amount of the classes’ annual incentive award for Fiscal 2008.  The actual amount of any annual incentive award will depend on the actual amount of the Corporation’s income from operations.  In addition, the Subcommittee has full discretion to adjust the individual incentive pool allocations downward, but not upward, in determining the actual amount of any annual incentive awards.

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits

	99.1	Form of performance-based restricted stock unit agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FIRST MARBLEHEAD CORPORATION

Date: August 20, 2007	By:	/s/ Peter B. Tarr
Peter B. Tarr

Chairman of the Board and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Form of performance-based restricted stock unit agreement